UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

American Riding Tours, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55120

Nevada	46-2143018
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

848 N. Rainbow Blvd., Suite 136, Las Vegas, NV	89107-1103
(Address of principal executive offices)	(Zip Code)

(702) 277-5916

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

American Riding Tours Inc. (the "Company") on September 24, 2015, underwent a change of control of ownership. Edward C. Zimmerman III, the sole officer and director sold his ownership of 3,000,000 control shares to VERSAI Inc. VERSAI Inc. paid cash consideration of fifty thousand ($50,000) for the 3,000,000 control shares (see Exhibit 99.1 entitled "Share Purchase Agreement").

The Company has 3,300,000 common shares issued and outstanding. The transfer of ownership of 3,000,000 shares represents 90.9% ownership in the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on September 28, 2015 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director.

Beneficial ownership is determined in accordance with the rules of the U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after September 28, 2015 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of American Riding Tours Inc.'s common stock.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS BEFORE CONVERSION(1)	PERCENT OF CLASS AFTER CONVERSION(2)
Common Stock	VERSAI, Inc. (3)	3,000,000	90.9%	34.4%

Ownership upon conversion of Shareholders'
preferred stock

Common Stock	MVS, Inc. (4)	20,000,000	0.0%	85.8%
Preferred Stock	MVS, Inc. (4)(5)	200,000	100%	0%

DIRECTORS AND OFFICERS AS A GROUP
	(1 person)	3,000,000	90.9%	34.4%

(1)     Percent of Class based on 3,300,000 shares before conversion of registered preferred stock.

(2)     Percent of Class based on 23,300,000 shares after conversion of the 200,000 registered preferred stock.

(3)     VERSAI, Inc., 2006 Ladd Rd., Modesto, CA 95356.

(4)     MVS Inc., 1825 Imperial Cup Dr., Las Vegas, NV 89117.

(5)     At any time and from time-to-time any holder of the Preferred Convertible shares may convert any or all of the shares of Series A Convertible Preferred Stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of Series A Convertible Preferred Stock. However, the beneficial owner of such Series A Convertible Preferred Stock cannot not convert their Series A Convertible Preferred stock where they will beneficially own in excess of 4.9% of the shares of the Common Stock.

If MVS Inc. converts their entire amount of registered preferred stock to common stock, they will at such time own 85.8% of our common stock. This would result in a change of control of the Company.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 24, 2015, the Registrant accepted the resignation of Edward C. Zimmerman III as Officer and Director. Pursuant to Nevada Corporate law, NRS 78.335(5), the Board of Directors, prior to accepting the resignation of Edward C. Zimmerman III nominated Joseph S. Smith to the Board of Directors, effective September 24, 2015. Mr. Smith, accepted the nomination. The new board member will hold office for the unexpired term of his predecessor(s) and/or until his successor(s) are elected and qualified. Further, the board appointed Mr. Smith on an interim positions Chairman, CEO, and Chief Accounting Officer.

The new Board Member was appointed to the Board based on the change of company, whereby the new Board Member purchased 90.9% of the 3,300,000 issued and outstanding shares of capital stock of the Company.

No agreements exist among present or former controlling stockholders or directors of the Registrant with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held
Joseph S. Smith	71	Director, CEO, Chief Accounting Officer

Background of Joseph S. Smith, PhD, MBA

Dr. Smith has co-founded and launched several start-up companies involved in optoelectronics, software development, artificial intelligence, pharmaceuticals, telecommunications, and 2 involved in the entertainment industry (PharmChem, RML Technologies, Carmel Sensors and SMS Logic)   Dr. Smith began his career as an Analyst at Xerox Corporation.  He later joined Phillip Morris Corporation in 1975 as Manager of Business Planning.  In 1978 he joined Solomon Brothers and was named Vice President of Bond Portfolio Analysis in 1979.

He later joined Merrill Lynch in 1982 as Manager of Fixed Income Research, and later Shearson Lehman in 1986 as Vice President in Sales and Trading, rounding out his extensive Wall Street experience which includes securities analysis, fixed income analysis, trading, arbitrage, and sales.  In 1992 Dr. Smith Co-Founded TIR Technologies, an LED optics company and served as Chief Financial Officer.  The company was later sold to Teledyne.  Dr. Smith received a BS in Physics in 1965 and a PhD in solid-state physics inn 1971 from the University of California, Riverside and an MBA in Finance from the Wharton School of the University of Pennsylvania in 1973.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
99.1	Share Purchase Agreement, dated September 24, 2015	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

American Riding Tours Inc.
Registrant

Date: September 28, 2015	By: /s/ Edward C. Zimmerman III
Edward C. Zimmerman III Outgoing CEO/Director By: /s/ Joseph S. Smith, PhD., MBA Joseph S. Smith, PhD., MBA Incoming CEO/Director

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